 EXHIBIT 99.2: Actual Sale Price of Shares Sold Tuesday, August 26, 2003 (Table I, Line 4)

200 shares at $23.36
500 shares at $23.37
600 shares at $23.38
1,700 shares at $23.39
61,500 shares at $23.40
2,300 shares at $23.41
2,200 shares at $23.42
5,100 shares at $23.43
400 shares at $23.44
8,500 shares at $23.45
2,000 shares at $23.46
700 shares at $23.48
100 shares at $23.49
1,700 shares at $23.50
900 shares at $23.52
1,900 shares at $23.53
900 shares at $23.54
183,700 shares at $23.55
1,200 shares at $23.56
1,500 shares at $23.57